                                                                     Exhibit 2.2
                                                                     -----------
                                ESCROW AGREEMENT

     This Escrow Agreement (this "Escrow Agreement") is made and entered into as
                                  ----------------
of September 21, 2001 (the "Effective Time") by and among Topaz Corporation, a
                            --------------
Delaware corporation ("Parent"); the undersigned security holders (collectively
                       ------
the "Holders") of Opal Communications, Inc., a Delaware corporation ("Opal");
     -------                                                          ----
Venrock Associates, as the representative of the Holders (the "Indemnification
                                                               ---------------
Representative"); and State Street Bank and Trust Company, a Massachusetts trust
--------------
company, as escrow agent of the Escrow Shares (as defined below) (the "Escrow
                                                                       ------
Agent"). Parent, Holders, Opal and Venrock are sometimes referred to herein as
-----
the "Interested Parties".
     ------------------

     A. Opal Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Parent, Opal and certain of the
                       ----------
stockholders of Opal have entered into an Agreement and Plan of Reorganization dated as of August 16, 2001 (the "Merger Agreement") setting forth certain terms
                                  ----------------
and conditions pursuant to which Opal is being merged into Merger Sub (the "Merger") and Merger Sub shall be the surviving corporation.
 ------

     B. Pursuant to Section 2.1 of the Merger Agreement, the Total Topaz Merger Shares (as defined therein) are to be issued to the Holders.

     C. The Merger Agreement provides that the number of shares which is equal to (i) ten percent (10%) of the Total Topaz Merger Shares to be issued at the Closing (as defined in the Merger Agreement) plus (ii) such number of Total Topaz Merger Shares that shall equal ten percent (10%) of $20,000,000 divided by the Topaz Average Closing Price (as defined in the Merger Agreement, the "Escrow
                                                                          ------
Amount") will be placed in an escrow account to secure certain indemnification
------
obligations of the Holders to Parent under Article X of the Merger Agreement on the terms and conditions set forth therein and herein.


     NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained in the Merger Agreement and in this Escrow Agreement, the parties agree as follows:

     1.   ESTABLISHMENT OF ESCROW ACCOUNT
          -------------------------------

          1.1  Deposit of Shares. Parent shall deposit as soon as practicable
               -----------------
after the Effective Time on the Holders' behalf with the Escrow Agent (with the same effect as if transferred to the Holder and then transferred by the Holder to the Escrow Agent) a certificate representing the number of Escrow Shares issued pursuant to the Merger Agreement registered in the name of Embassy & Co. as nominee for the Escrow Agent (the "Initial Escrow Shares"). Any shares of
                                      ---------------------
Parent capital stock that result from any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events made with respect to any Escrow Shares held in escrow under this Escrow Agreement ("Additional Shares") shall be issued in the name of the Escrow
                   -----------------
Agent or its nominee (with the same effect as if transferred to the holders and then transferred by the Holders to the

Escrow Agent or its nominee) and shall be held by the Escrow Agent in accordance with this Escrow Agreement. Unless otherwise indicated, as used in this Escrow Agreement, the term "Escrow Shares" includes the Initial Escrow Shares and any
                     -------------
Additional Shares. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in escrow in accordance with this Escrow Agreement and to release the Escrow Shares out of escrow as provided in this Escrow Agreement. The name, address and percentage interest of the Escrow Shares of each Holder are set forth in Exhibit A attached hereto.

          1.2  Dividends; Voting and Rights of Ownership.  Any cash dividends,
               -----------------------------------------
dividends payable in property or other distributions of any kind (except for Additional Shares) made in respect of the Escrow Shares shall be distributed currently by Parent to the Holders in accordance with the percentage interests set forth in Exhibit A hereto. The Holders, through the Indemnification Representative, shall have the right to direct the Escrow Agent upon the receipt by the Escrow Agent of at least three days notice in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. Except as otherwise provided herein, the Escrow Agent shall be under no obligation to preserve, protect or exercise voting or other rights in the Escrow Shares, and shall be responsible only for reasonable and customary measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement, except that it shall, at the written request of the Indemnification Representative given to the Escrow Agent at least three business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Indemnification Representative a proxy or other instrument in the form supplied to it by the Indemnification Representative for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares held by it hereunder, to authorize therein the Indemnification Representatives on behalf of the Holders to exercise such voting or consent authority in respect of the Escrow Shares. The Escrow Agent shall not be responsible for forwarding to any party other than the Indemnification Representative upon proper notice as described above, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from Parent or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, the Holders shall retain and shall be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions hereof.

          1.3  Acquisition of Parent.  In the event that while the Escrow Shares
               ---------------------
remain in the possession of the Escrow Agent, Parent shall enter into any agreement with respect to any acquisition of, or consolidation by, Parent, whether by means of a merger, sale of assets, tender offer, or otherwise (each, an "Acquisition Proposal"), in which the stockholders of Parent shall have the
    --------------------
right to approve such Acquisition Proposal, the Indemnification Representative acting on behalf of the Holders or upon written notice from the Indemnification Representative that the Holders may direct the Escrow Agent, the Holders shall have the right to direct the Escrow Agent in writing whether or not to vote the Escrow Shares in favor of, or to accept, such Acquisition Proposal and the Escrow Agent upon such written instruction, shall vote such Escrow Shares in accordance with such directions. Notwithstanding any provision to the contrary in this Agreement or the Merger Agreement, upon the completion of such Acquisition Proposal, and the payment of the consideration in respect of the Escrow Shares paid in connection with such Acquisition Proposal, the escrow shall terminate and the Escrow Agent shall, upon written direction from the Indemnification Representative distribute the consideration received in exchange for the Escrow Shares in connection with such Acquisition Proposal to the Holders in accordance with their percentage interests as set forth in Exhibit A.
                          ---------

     In connection with any Acquisition Proposal, the Escrow Agent shall be entitled to receive and rely upon, prior to taking action in that regard, the written direction from the Indemnification Representative as to the manner and method to be undertaken in carrying out such Acquisition Proposal. Such written direction from the Indemnification Representative shall include information sufficient for the Escrow Agent to direct the Transfer Agent (as named in Section 12.4 of this Escrow Agreement) to release the Escrow Shares to the proper party. The Interested Parties shall execute and deliver any instruments reasonably required by the Escrow Agent to carry out such Acquisition Proposal. The Escrow Agent shall have no responsibility in connection with such Acquisition Proposal, and to arrange, through the Transfer Agent, delivery of the Escrow Shares to the appropriate party as directed. The Escrow Agent shall have no liability for any actions or omissions of the Transfer Agent in connection with such Acquisition Proposal. The Escrow Agent shall have no duty or obligation to determine or accomplish compliance with any applicable transfer restrictions; and it shall be the sole obligation of the party directing such Acquisition Proposal to take any remaining actions, and to provide or deliver any necessary instruments or opinions (at its expense) necessary to comply with applicable transfer restrictions or applicable securities laws.

          1.4  No Encumbrance. None of the Escrow Shares or any beneficial
               --------------
interest therein may be pledged, sold, assigned or transferred, other than by operation of law. Written notice of any assignment or transfer shall be given by the Indemnification Representative to the Escrow Agent and Parent in writing, and no such assignment or transfer shall be valid until such notice is received.

     2.   RESOLUTION OF CLAIMS
          --------------------

          2.1  Indemnification Obligations. As between the Interested Parties,
               ---------------------------
the Escrow Shares shall serve as the sole source of payment for the indemnity obligations of the Holders under Article X of the Merger Agreement including without limitation any indemnity obligation of Management (as defined in the Merger Agreement). Payment for any amount determined as provided below to be owing to Parent under such indemnity obligations under the Merger Agreement "Damages") and any award of attorneys' fees and charges owing to Parent
 -------
pursuant to Section 2.3(c)(iv) or 12.2 of this Agreement (a "Prevailing Party
                                                             ----------------
Award") shall be made by the release of Escrow Shares to Parent (each such
-----
payment, an "Escrow Adjustment"), by the Escrow Agent. By the execution of this
             -----------------
Escrow Agreement, each of the Holders agrees to be bound by the indemnification provisions set forth in Article X of the Merger Agreement and confirms that the issuance of the Escrow Amount of the Total Topaz Merger Shares pursuant to the Merger Agreement is subject to this Escrow Agreement. Notwithstanding anything to the contrary herein, Parent shall not be entitled to receive payment of any portion of a Prevailing Party Award which is already a part of Damages (i.e., there shall be no double payment of legal fees). Joint written instructions from the Parent and Indemnification Representative shall be given to the Escrow Agent to make any Escrow Adjustment pursuant to Sections 2.3(a),(b),(c)(iv), 3.3 or
12.2 herein and said instructions shall contain a determination and certify to the Escrow Agent the amount of any Escrow Adjustment, and identify that portion of the Escrow Adjustment which constitutes Damages and that portion of the Escrow Adjustment which constitutes a Prevailing Party Award, to the extent applicable. Any Escrow Adjustments and corresponding release to Parent of Escrow Shares shall be made in proportion to each of the Holders' interest in the Escrow Shares as of the date or dates specified and the manner provided for in this Escrow Agreement, which percentage interests shall be certified in writing by the Indemnification Representative and Parent to the Escrow Agent and as set forth in Exhibit A hereto. Each Escrow Adjustment to the Escrow Shares shall be made by the release by the Escrow Agent to Parent of Escrow Shares having an aggregate value equal to the Damages and any Prevailing Party Award, with the per share value of such shares being equal to, for all purposes under this Escrow Agreement, the 5-day trailing average closing price of the Topaz Common Stock (the "Topaz Average Current Price") (adjusted
                                      ---------------------------
for any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events) for the period ending on the trading day immediately prior to the date of such joint written instructions notwithstanding any changes in market value of Total Topaz Merger Shares after the Closing Date, as certified to the Escrow Agent by Parent. In any circumstance in which the Escrow Agent is required to make a distribution of the Escrow Shares in order to perform under or administer this Agreement, Parent shall determine and certify to the Escrow Agent the per share value of any such Escrow Shares, and Parent shall promptly provide such written certification to the Escrow Agent, with a copy to the Indemnification Representative. The Escrow Agent shall be entitled to rely conclusively upon any such certification of per share value without any duty to verify or recalculate the same, and the Escrow Agent shall not be liable for any action or omission of, or delay on the part of, Parent in such connection. Notwithstanding any term hereof to the contrary, in any such instance, the Escrow Agent shall be entitled to refrain from taking any action otherwise required hereunder (and which requires a determination of per share value), without liability on its part, until it is provided with notice in accordance with this Agreement. In lieu of releasing any fractional Escrow Shares, any fraction of a released Escrow Share that would otherwise be released shall be rounded down to the nearest whole Escrow Share.

          2.2  Notice of Claims. Promptly after the receipt by Parent of notice
               ----------------
or discovery of any claim, damage, or legal action or proceeding giving rise to indemnification rights under the Merger Agreement, after giving effect to the limitations set forth in Article X of the Merger Agreement (a "Claim"), Parent
                                                               -----
shall give the Indemnification Representative written notice of such Claim and shall provide a copy of such notice to the Escrow Agent. Each notice of a Claim by Parent (a "Notice of Claim") shall be in writing, shall set out in reasonable
              ---------------
detail the nature of the Claim, the basis under the Merger Agreement on which indemnification is claimed, the amount of Damages and all other relevant available facts related to such Claim, and shall be delivered no later than 5:00 p.m. Eastern Time on the Release Date (as defined in Section 3.1 below) ("Final
                                                                          -----
Notice Date"). In no event can Parent make a valid Notice of Claim after the
-----------
Release Date.

          2.3  Resolution of Claims.  Any Notice of Claim received by the
               --------------------
Indemnification Representative and the Escrow Agent on or prior to the Release Date pursuant to Section 2.2 above shall be resolved as follows:

               (a)  Uncontested Claims.  In the event that the Indemnification
                    ------------------
Representative does not contest a Notice of Claim in writing within thirty (30) calendar days after receipt by the Indemnification Representative of such Notice of Claim, as provided below in Section 2.3(b) (an "Uncontested Claim"), Parent
                                                   -----------------
may deliver to the Escrow Agent, with a copy to the Indemnification Representative, a written demand by Parent (a "Parent Demand") stating that a
                                               -------------
Notice of Claim has been given as required in this Escrow Agreement and that no notice of contest has been received by the Escrow Agent from the Indemnification Representative during the period specified in this Escrow Agreement, and further setting forth the proposed Escrow Adjustments to be made in accordance with this Section 2.3(a). Within thirty (30) calendar days after receipt by the Escrow Agent of the Parent Demand, the Indemnification Representative may object by a written notice delivered to Parent and the Escrow Agent to the computations or other administrative matters relating to the proposed Escrow Adjustments (but may not object to the validity or amount of the Claim previously disclosed in the Notice of Claim and not previously timely objected to under paragraph (b)), whereupon the Escrow Agent shall not make any of the Escrow Adjustments until either: (i) the Escrow Agent shall have received from Parent and the Indemnification Representative written notice setting forth agreed Escrow Adjustments, or (ii) the matter is resolved as provided in Sections 2.3(b) and 2.3(c). Any Escrow Adjustment pursuant to this Section 2.3(a) shall be satisfied by release of a number of Escrow Shares equal to the amount of such Claim divided by the Topaz Average Current Price for the last five (5) days of such thirty day period as certified to the Escrow Agent by Parent as described in
Section 2.1. Upon satisfaction of the foregoing, the Escrow Agent, as directed in writing by Parent, and Parent shall promptly take all steps to release the final Escrow Adjustments.

               (b)  Contested Claims.  In the event that the Indemnification
                    ----------------
Representative gives written notice to Parent and the Escrow Agent contesting all or a portion of a Notice of Claim within the 30-day period provided above (a "Contested Claim"), (i) matters that are subject to third party claims against
 ---------------
Parent or Opal in a litigation or arbitration shall await the final decision, award or settlement of such litigation or arbitration the time for appeal having passed, and (ii) matters that arise between Parent on the one hand, and the Holders on the other hand, including any disputes regarding performance or nonperformance of a party's obligations under this Escrow Agreement ("Arbitrable
                                                                      ----------
Claims") shall be settled in accordance with Section 2.3(c) below.  Parent and
------
Indemnification Representative shall certify in writing to the Escrow Agent whether a Contested Claim is an Arbitrable Claim, and is thus subject to Section 2.3(c). The Parent and Indemnification Representative agree that any Arbitrable Claim is between the Parent and Indemnification Representative, the Escrow Agent shall not be a party to any Arbitrable Claim, and shall have no duty or obligation to monitor or enforce the provisions of Section 2.3(c) hereof, including without limitation any payment of costs pursuant to Section 2.3(c)(iv), or to determine whether a Contested Claim is an Arbitrable Claim. Any portion of a Notice of Claim that is not contested or is subsequently settled by Parent and the Indemnification Representative shall be resolved as set forth above in Section 2.3(a), If written notice is received by the Escrow Agent that a Notice of Claim is contested in whole or in part by the Indemnification Representative, then the Escrow Agent shall hold hereunder after what would otherwise be the Release Date (as defined in Section 3.1 below), the number of Escrow Shares specified in the Release Notice (as defined in Section
3.1 below) or as otherwise provided in Section 3.1, until the earlier of: (i) receipt of a settlement agreement executed by Parent and the Indemnification Representative setting forth a resolution of the Notice of Claim and the Escrow Adjustments; (ii) receipt of a written notice from Parent (a "Parent
                                                              ------
Distribution Notice") attaching a copy of the final award or decision of an
-------------------
arbitrator under paragraph (c) below and setting forth the Escrow Adjustments (Parent shall at the same time provide a copy of the Parent Distribution Notice to the Indemnification Representative); or (iii) receipt of a written notice from the Indemnification Representative (a "Representative Distribution Notice")
                                            ----------------------------------
attaching a copy of the final award or decision of an arbitrator under paragraph
(c) below setting forth the Escrow Adjustments or providing that no Escrow Adjustments are to be made as a result of such award (the Indemnification Representative shall at the same time provide a copy of the Representative Distribution Notice to Parent). Upon the occurrence of any of the events described in the preceding sentence, the Escrow Agent shall, within twenty (20) calendar days after receipt of the settlement agreement or one of the notices described in clauses (ii) or (iii) above, as applicable, (a) release to Parent the number of Escrow Shares specified in the Escrow Adjustments and (b) if the Release Date has occurred, and there are no remaining unresolved Contested Claims, release to the Indemnification Representative for the Holders the balance of the Escrow Shares in accordance with their percentage interests, which are set forth in Exhibit A hereto and shall be certified in writing to the Escrow Agent, provided that if the Release Date has not occurred the Escrow Shares shall continue to be held pursuant to the terms of this Agreement. If the award or decision of the arbitrator concludes that Escrow Shares are to be released to Parent either in satisfaction of Damages or as Prevailing Party Awards, the arbitrator shall specify the dollar amount of such Escrow Adjustment and the number of Escrow Shares to be so released to Parent shall be determined in accordance with
Section 2.1. In the event that the Escrow Agent institutes an action for interpleader in accordance with Section 4.6 of this Escrow Agreement as a result of a dispute between the parties, the parties hereby agree to jointly seek to stay such interpleader action pending the resolution of any arbitration commenced by the parties or any dispute pursuant to this Section 2.3(b) and
Section 2.3(c).

               (c)  Arbitration.
                    -----------

                         (i)    Arbitration Rules. Any Arbitrable Claim, and any
                                -----------------
dispute between the Holders and Parent under this Escrow Agreement, shall be submitted to final and binding arbitration before a single arbitrator in Boston, Massachusetts in accordance with the commercial arbitration rules of the American Arbitration Association.

                         (ii)   Binding Effect. The final decision of the
                                --------------
arbitrator shall be furnished in writing to the Escrow Agent, the Indemnification Representative, the Holders and Parent and will constitute a conclusive determination of the issue in question, binding upon the Holders, the Indemnification Representative and Parent. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve an Arbitrable Claim. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

                         (iii)  Compensation of Arbitrator. The arbitrator will
                                --------------------------
be compensated for his or her services, as provided below in Section 2.3(c)(iv), in accordance with the commercial arbitration rules of the American Arbitration Association.

                         (iv)   Payment of Costs. Subject to the limitations in
                                ----------------
Article X of the Merger Agreement, the substantially prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the substantially prevailing party and the amount of such fees and costs to be allocated to such party and subject to the terms of Section 2.3(c)(iii). Any amounts payable to Parent by or on account of the Holders under this subsection will be reimbursed as if the amount of such awarded fees and expenses were an Uncontested Claim. Notwithstanding any provisions of this Agreement or the Merger Agreement to the contrary, neither the Indemnification Representative nor the Holders shall have any personal liability for any of the obligations hereunder, it being understood that the sole recourse of Parent and the Escrow Agent hereunder shall be the Escrow Shares. Any amounts payable hereunder by Parent for costs or otherwise, shall be paid to the Indemnification Representative within ten (10) days after written demand therefor.

                         (v)    Terms of Arbitration. The arbitrator chosen in
                                --------------------
accordance with
these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Escrow Agreement, the Merger Agreement or any other documents that are executed in connection therewith.

                         (vi)   Exclusive Remedy. Arbitration or mediation under
                                ----------------
this Section 2.3(c) shall be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Escrow Agreement.

     3.   RELEASE FROM ESCROW
          -------------------

          3.1  Release of Escrow Shares.  The Escrow Shares shall be released by
               ------------------------
the Escrow Agent and Parent as soon as practicable, taking into account the notices to be delivered under this Section 3.1, on the date that is one (1) year after the Effective Time (the "Release Date"). The amount of Escrow Shares to
                               ------------
be released on the Release Date to the Holders (the "Released Escrow") shall
                                                     ---------------
equal all of the Escrow Shares held by the Escrow Agent at such time, less: (a)
                                                                      ----
any Escrow Shares delivered to or deliverable to Parent in satisfaction of Uncontested Claims or Contested Claims which have been settled by the parties hereto, and (b) the number of the Escrow Shares subject to Notices of Claims delivered by Parent in accordance with Section 2.3(b) which number shall be equal to the Damages requested in such Notice of Claim divided by the Topaz Average Current Price for the five (5) trading day period ending on the Release Date with respect to any then pending Contested Claims. Within twenty (20) of the Escrow Agent's business days ("Business Days") after the Final Notice Date,
                                   -------------
Parent and the Indemnification Representative shall deliver to the Escrow Agent a written notice (a "Release Notice") setting forth the number of Escrow Shares
                     --------------
to be released by the Escrow Agent (the "Released Escrow"), including the number
                                         ---------------
of Escrow Shares to be released to the Indemnification Representative for each Holder and the number of Escrow Shares to be retained as provided in this
Section 3.1 (the "Retained Escrow").  Parent and the Indemnification
                  ---------------
Representative shall make a good faith effort to agree on a reasonable portion of the Escrow Shares to retain for pending Contested Claims and Prevailing Party Awards and related expenses. Until such agreement is reached, or a determination is made in accordance with Section 2.3(c), the remaining Escrow Shares shall be the Retained Escrow. The Escrow Agent is authorized to act in accordance with any Release Notice, and shall have no duty or obligation to determine whether the Retained Escrow, if any, is sufficient to pay any outstanding Contested Claims and/or Prevailing Party Awards, to the extent applicable. The Released Escrow shall be released to the Indemnification Representative for the Holders in accordance with the percentage interests set out in Exhibit A hereto and as certified in writing to the Escrow Agent. In lieu of releasing any fractional Escrow Shares, any fraction of a released Escrow Share that would otherwise be released shall be rounded to the nearest whole Escrow Share. Within twenty (20) Business Days after receipt of the Release Notice, the Escrow Agent shall deliver (by its usual and customary means) to the Indemnification Representative for each Holder evidence of ownership of the number of Escrow Shares in the names of the appropriate Holders as certified in writing to the Escrow Agent. The Escrow Agent shall not be required to take such action until the Escrow Agent has received the Release Notice executed by Parent and the Indemnification Representative or, in the event Parent and the Indemnification Representative fail to execute and deliver a jointly approved Release Notice, a final award or decision which specifies the distribution of the Escrow Shares.

          3.2  Release of Retained Escrow.  Upon the resolution of Contested
               --------------------------
Claims as provided for in Section 2.3(b), the Retained Escrow shall be subject to release by the Escrow Agent to Parent and/or to the Holders in accordance with Section 2.3(b), this Section and as otherwise provided for in this Escrow Agreement. The Escrow Agent and Parent shall cause the transfer agent (named in Section 12.4 herein) to transfer to Parent the number of Escrow Shares to be released to Parent pursuant to Section 2.3(b) and reissue certificates for Escrow Shares that are to be either distributed to the Holders pursuant to Section 3.1 or further retained by the Escrow Agent pending the resolution of Contested Claims and/or Prevailing Party Awards. Any Escrow Shares released from escrow to Parent shall be subject to cancellation by Parent without requiring Parent to pay any consideration whatsoever in receipt thereof to Opal or any of the Holders.

               3.3  Expenses of Indemnification Representative. The
                    ------------------------------------------
Indemnification Representative shall be entitled to be reimbursed his reasonable out-of-pocket expenses and the reasonable fees and disbursements of counsel retained by him. Such reimbursements shall be treated as an Uncontested Claim on a pro rata basis among the contributors to the Escrow Shares, for all services performed pursuant to the Merger Agreement and this Escrow Agreement; provided, however, that payment of any reasonable expenses under this Section 3.3 shall take priority over the payment of any Escrow Adjustment, as provided herein. The number of Escrow Shares to be released in payment of such expenses shall equal the amount of reimbursable expenses divided by the Topaz Current Average Price for the five trading days immediately prior to the date of the written instructions for reimbursement. The Escrow Agent shall follow the joint written instructions of the Indemnification Representative and Parent concerning the release or sale of Escrow Shares relating to the reimbursement of the Indemnification Representative. Such written instruction shall include the number of Escrow Shares to be released to the Indemnification Representative. If upon termination of this Agreement the Indemnification Representative shall not have received the reimbursements to which he is entitled hereunder, then the Indemnification Representative shall be entitled to reimbursement from the Holders on a joint and several basis.

     (a)  In connection with any sale of the Escrow Shares pursuant to this
Section 3.3, the Escrow Agent shall be entitled to receive and rely upon, prior to taking action in that regard, joint written direction from the Indemnification Representative and Parent as to the manner and method to be undertaken in carrying out such sale, including without limitation written direction (i) identifying the number of shares to be sold, (ii) identifying the brokerage firm the Indemnification Representative and Parent request to be used or instructing the Escrow Agent to use its affiliated brokerage service, and
(iii) setting forth any necessary or special instructions with respect to the sale (including any stop loss or minimum price per share instruction); and the Indemnification Representative and Parent shall execute and deliver any instruments reasonably required by the Escrow Agent in order to carry out such sale or liquidation.

     (b) The Escrow Agent shall have no responsibility in connection with such sale other than to make delivery of the Escrow Shares to the selected brokerage firm, with instruction (including any special instruction provided by the Indemnification Representative and Parent, and to receive and deposit into the escrow account (to be administered and distributed in accordance with this Agreement) any net sale proceeds received therefrom. The Escrow Agent shall have no duty or obligation to determine or accomplish compliance with any applicable transfer restrictions; and it shall be the sole obligation of the party directing such sale to take any remaining actions, and to provide or deliver any necessary instruments or opinions (at its expense) necessary to comply with applicable transfer restrictions or applicable securities laws. The Escrow Agent shall have no liability for any actions or omissions of any such brokerage firm, and shall have no liability for the price or execution achieved. Without limiting the generality of the foregoing, the Indemnification Representative and Parent expressly acknowledge that (a) the Escrow Shares may need to be sent to a transfer agent to be reissued in saleable form, (b) the Escrow Shares may contain or be subject to transfer restrictions that may limit their marketability and impose restrictions upon the number or types of purchasers to whom they can be offered or sold, and (c) the Escrow Agent shall have no liability for any failure or delay (or any price change during any such delay) on the part of the Indemnification Representative and Parent or any transfer agent, or caused by any necessary registration or delivery procedures, or compliance with any applicable transfer restrictions involved in the transfer of such Escrow Shares.

     (c) Notwithstanding the foregoing, the Escrow Agent shall be entitled to contract with any brokerage firm (which may be selected by the Escrow Agent without liability on its part, taking into consideration any brokerage firm requested by the Indemnification Representative and Parent, as provided above), which may be affiliated with the Escrow Agent, and may enter into any such contract on a basis which provides that such brokerage firm shall use its "best efforts" to effect such sale. The Escrow Agent shall be jointly and severally indemnified hereunder by the Interested Parties for any costs, expenses and risks associated therewith or arising thereunder (other than resulting from its own gross negligence or willful misconduct), and the proceeds of sale to which the Indemnification Representative shall be entitled shall be net of all brokerage commissions and charges.

     (d) The net sale proceeds of any such sale of Escrow Shares received by the Escrow Agent shall be distributed to the Indemnification Representative in accordance with the joint written instructions of Indemnification Representative and Parent less a $5.00 per Holder fee for the proration of the Net Sales Price and for the preparation of individual 1099-B (the "Sales Administration Fee"). The Sales Administration fee shall be assessed each day a sale is effected until the total number of shares specified in such written direction from the Indemnification Representative and Parent are sold; provided that the minimum Sales Administration Fee per sale transaction shall be $500.00.

     4.        ESCROW AGENT
               ------------

               4.1  Duties.  The duties and responsibilities of the Escrow Agent
                    ------
hereunder shall be entirely administrative and shall not be discretionary or fiduciary and shall be determined solely by the express provisions of this Escrow Agreement and no duties shall be implied. The Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. The Escrow Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Escrow Agreement and is authorized hereby to comply with any orders, judgments, or decrees of any court with or without jurisdiction and shall not be liable as a result of its compliance with the same.

               4.2  Legal Opinions. As to any questions arising in connection
                    --------------
with the administration of this Escrow Agreement, the Escrow Agent may rely absolutely upon the joint instruction of Parent and the Indemnification Representative or the opinions given to the Escrow Agent by its outside counsel or in-house counsel and shall be free of liability for acting or refraining from acting in reliance on such opinions.

               4.3  Signatures.  The Escrow Agent may rely absolutely upon the
                    ----------
genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Escrow Agreement.

               4.4  Receipts and Releases. The Escrow Agent may, as a condition
                    ---------------------
to the disbursement of monies or disposition of securities as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of the Escrow Agent from any liability arising out of its execution or performance of this Escrow Agreement, such release to be in a form reasonably satisfactory to the Escrow Agent.

               4.5  Refrain from Action.  The Escrow Agent shall be entitled to
                    -------------------
refrain from taking any action contemplated by this Escrow Agreement in the event it becomes aware of any dispute between Opal, the Holders and Parent as to any material facts or as to the happening of any event precedent to such action.

               4.6  Interpleader.  If any controversy arises between the parties
                    ------------
hereto or with any third person, the Escrow Agent shall not be required to determine the same or to take any action, but the Escrow Agent in its discretion may institute such interpleader or other proceedings in connection therewith as the Escrow Agent may deem proper, and in following either course, the Escrow Agent shall not be liable.

               4.7  Other Provisions.  The Escrow Agent may rely and shall be
                    ----------------
protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.
The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall be not be liable for any action taken or omitted by it unless a court of competent jurisdiction determines that the primary cause of a loss to the Parent, the Indemnification Representative, or the Holders was the Escrow Agent's gross negligence, willful neglect, or bad faith. In the administration of this Escrow Agreement, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, including in-house counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.

     5.        INDEMNIFICATION
               ---------------

               5.1  Waiver and Indemnification.  Parent, the Indemnification
                    --------------------------
Representative and the Holders agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful neglect or gross negligence or bad faith of the Escrow Agent. Parent and the Holders further agree, jointly and severally, to indemnify and hold Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against
                                         -----------
any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including without limitation, out-of-pocket, incidental expenses, reasonable legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff ("Losses") that may be imposed on, incurred by, or
                                ------
asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Escrow Agent is authorized to rely pursuant to the terms of this Escrow Agreement, provided the Escrow Agent has not acted with gross negligence, willful neglect or bad faith. In addition to and not in limitation of the immediately preceding sentence, Parent and the Holders also agree, jointly and severally, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Escrow Agreement, provided the Escrow Agent has not acted with gross negligence, willful neglect or bad faith. The maximum amount of each Holders liability for indemnification under this Section 5.1 shall be the amount of such Holders percentage interest of the Escrow Shares. The provisions of this
Section 5.1 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent for any reason. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of such loss or damage and regardless of the form of action.

          5.2  Actions by Others.  The Escrow Agent shall have no more or less
               -----------------
responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other sub-escrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other sub-escrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct in breach of this Agreement.

     6.  ACKNOWLEDGMENT BY THE ESCROW AGENT
         ----------------------------------

     By execution and delivery of this Escrow Agreement, the Escrow Agent acknowledges that the terms and provisions of this Escrow Agreement are acceptable and it agrees to carry out the provisions of this Escrow Agreement on its part.

     7.  RESIGNATION OR REMOVAL OF ESCROW AGENT; SUCCESSOR
         -------------------------------------------------

         7.1  Resignation and Removal.
              -----------------------

              7.1.1  Notice. The Escrow Agent may resign as such following the
                     ------
giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to be given to the Escrow Agent jointly by the Indemnification Representative and Parent. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable), and the Escrow Agent shall then deliver share certificates representing the balance of the Escrow Shares then in its possession endorsed for transfer to a successor Escrow Agent as shall be appointed by Parent and the Indemnification Representative as evidenced by a written notice filed with the Escrow Agent.

              7.1.2  Court Appointment. If the parties hereto are unable to
                     -----------------
agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, then the Escrow Agent, at the expense of the Holders and Parent, may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

              7.2    Successors.  Every successor appointed hereunder shall
                     ----------
execute, acknowledge and deliver to its predecessor, and also to the Indemnification Representative and Parent, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, shall become fully vested with all the duties, responsibilities and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or any of the parties hereto, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies held by it pursuant to this Escrow Agreement to its successor. Should any instrument be required by any successor for more fully vesting in such successor the duties, responsibilities, and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the other parties hereto, be executed, acknowledged, and delivered by the predecessor.

              7.3    New Escrow Agent.  In the event of an appointment of a
                     ----------------
successor, the predecessor shall cease to be Escrow Agent of any funds, securities or other assets and records it may hold pursuant to this Escrow Agreement, and the successor shall become such Escrow Agent.

              7.4    Release.  Upon acknowledgment by any successor Escrow Agent
                     -------
of the receipt of the then remaining balance of the Escrow Shares, the then predecessor Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement that may arise and accrue thereafter.

              7.5    Successors.  Any corporation or association into which the
                     ----------
Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent hereunder without further action.

     8.  FEES AND EXPENSES
         -----------------

     (a) Parent agrees (i) to pay or reimburse the Escrow Agent for its attorney's fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached as Exhibit 8, which may be subject to change hereafter on an annual basis.

     (b) Parent agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

     9.  INDEMNIFICATION REPRESENTATIVE
         ------------------------------

                     9.1  Appointment and Authority. For purposes of this Escrow
                          -------------------------
Agreement, the Holders have, by the execution of this Escrow Agreement, irrevocably consented to the appointment of the Indemnification Representative as representative of the Holders and as the attorney-in-fact for and on behalf of each Holder, and, subject to the express limitations set forth below, the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken by it under this Escrow Agreement, including but not limited to the exercise of the power to: (i) authorize delivery to Parent of the Escrow Shares, or any portion thereof, in satisfaction of Claims otherwise in connection with an Escrow Adjustment, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Indemnification Representative for the accomplishment of the foregoing and all of the other terms, conditions, and limitations of this Escrow Agreement. Any notice given to the Indemnification Representative will constitute notice to each and all of the Holders at the time notice is given to the Indemnification Representative. Any action taken by, or notice or instruction received from, the Indemnification Representative will be deemed to be an action by, or notice or instruction from, each and all of the Holders. Parent and the Escrow Agent will disregard any notice or instruction received from any Holder other than the Indemnification Representative with regard to this Escrow Agreement. The Indemnification Representative shall have unlimited authority and power to act on behalf of each Holder with respect to this Escrow Agreement and the disposition, settlement, or other handling of all Claims, notices, rights, or obligations arising under this Escrow Agreement so long as all Holders are treated in the same manner (in respect of their proportional interests in the Escrow Shares).

                     9.2  Indemnification.  As among the Parent, the Holders and
                          ---------------
the Indemnification Representative, the Indemnification Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Escrow Agreement in the absence of adjudicated gross negligence, willful neglect or bad faith. The Indemnification Representative may consult with counsel and other experts as may be reasonably necessary to advise him with respect to his rights and obligations hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of such counsel and experts. The Indemnification Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Indemnification Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine.

              9.3  Death or Disability; Successors.  In the event of the
                   -------------------------------
death or permanent disability of the Indemnification Representative, or his resignation as the Indemnification Representative, a successor Indemnification Representative shall be elected by a majority vote of the Holders, with each Holder to be given a vote equal to his or her percentage interest as set forth in Exhibit A hereto. The Holders shall cause to be delivered to Parent and the Escrow Agent prompt written notice of such election of a successor Indemnification Representative. Each successor Indemnification Representative shall have all of the power, authority, rights, and privileges conferred by this Agreement upon the original Indemnification Representative, and the term, "Indemnification Representative" as used herein shall be deemed to include any
-------------------------------
successor Indemnification Representative. Until notified in writing by the Indemnification Representative that he has resigned, the Escrow Agent shall be entitled to act upon the directions, instructions and notices of the

Indemnification Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Holders filed with the Escrow Agent.

     10.  TERMINATION
          -----------

          This Escrow Agreement and the escrow created hereby shall terminate following Escrow Agent's delivery of all remaining Escrow Shares to the Holders and/or Parent pursuant to Section 2 or 3.

     11.  TAX MATTERS
          -----------

          The parties hereto acknowledge that the Escrow Shares are held in the escrow account on behalf of the Holders and that for tax reporting purposes all dividends or other income earned with respect to the Escrow Shares, if any, shall be allocable and taxed to the Holders in each taxable year in which earned on a pro rata basis according to their percentage interests as set forth in Exhibit A hereto.

     12.  MISCELLANEOUS PROVISIONS
          ------------------------

          12.1  Parties in Interest.  This Escrow Agreement is not intended, nor
                -------------------
shall it be construed, to confer any enforceable rights on any person not a party hereto. All of the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          12.2  Attorneys' Fees.  In the event of any action to enforce any
                ---------------
provision of this Escrow Agreement, or on account of any default under or breach of this Escrow Agreement, the substantially prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all attorneys' fees incurred by the substantially prevailing party in connection with such action (including, but not limited to, any appeal thereof). Notwithstanding the foregoing, the Parent shall reimburse the Escrow Agent for any fees, including any legal fees and expenses, incurred by the Escrow Agent pursuant to Section 8 of this Agreement. The Escrow Agent shall be under no duty or obligation to monitor or enforce any action between the Parent and Indemnification Representative pursuant to this Section 12.2; provided, however, that the Escrow Agent shall pay any Prevailing Party Awards from the escrow funds in accordance with this Agreement.

          12.3  Entire Agreement.  This Escrow Agreement and the Merger
                ----------------
Agreement constitutes the final and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings.

          12.4  Notices.  All notices, requests, demands or other communications
                -------
which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the date scheduled for delivery after such notice is sent by a internationally recognized overnight or second day express courier or (iii) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

     If to Parent:                  Topaz Corporation
     -------------

                                    Three Enterprise Drive
                                    Shelton, CT  06484
                                    Attention:   Peter J. Tallian, Chief
                                                 Financial Officer
                                    Telephone No.:  (203) 929-8810
                                    Fax No.:  (203) 925-4979


                                    With copies to:
                                    ---------------
                                    Testa, Hurwitz & Thibeault, LLP
                                    125 High Street
                                    Boston, MA 02110
                                    Attention: Timothy C. Maguire, Esq.
                                    Telephone No.:  (617) 248-7000
                                    Fax No.:  (617) 248-7100

     If to Parent's
     --------------
     Transfer Agent:                Boston EquiServe, L.P.
     --------------                 150 Royall Street
                                    Canton, MA 02021
                                    Attention: Craig Carr
                                    Telephone No.:  (781) 575-2338
                                    Fax No.:  (781) 575-2549


     If to the Indemnification
     -------------------------
     Representative:
     ---------------
                                    Venrock Associates
                                    One Canal Park
                                    Cambridge, MA 02142
                                    Attn: Joseph E. Casey

                                    Telephone No.: (617) 679-0300
                                    Fax No: (617) 679-0301

                                    With copies to:
                                    ---------------
                                    Bingham Dana LLP
                                    150 Federal Street
                                    Boston, MA  02110
                                    Attention  Gerald J. Kehoe, Esq.
                                    Telephone No.: (617) 951-8000
                                    Fax No:  (617) 951-8736

     If to the Escrow Agent:  If by mail:
     -----------------------

                                    State Street Bank and Trust Company
                                    Global Investor Service Group
                                    Corporate Trust Department
                                    P.O. Box 778
                                    Boston, MA 02102-0778
                                    Attn:  Project Topaz Escrow
                                    Telephone No.:  (617) 662-1785

                          If by fax, addressed as above and sent to:

                                    Attn:  Lynn Palmiter
                                    Telephone No.:  (617) 662-1785
                                    Fax No.:  (617) 662-1463

                                    If by courier:
                                    --------------

                                    State Street Bank and Trust Company
                                    Global Investor Services Group
                                    Corporate Trust Department
                                    2 Avenue de Lafayette, 6th Floor
                                    Boston, MA 02111-1724
                                    Attention: Project Topaz Escrow

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.4.

          12.5  Changes.  The terms of this Escrow Agreement may not be modified
                -------
or amended, or any provisions hereof waived, temporarily or permanently, except pursuant to the written agreement of Parent, the Indemnification Representative and the Escrow Agent.

          12.6  Severability.  If any term or provision of this Escrow Agreement
                ------------
or the application thereof as to any person or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Escrow Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Escrow Agreement shall be valid and enforceable to the fullest extent permitted by law.

          12.7  Counterparts.  This Escrow Agreement may be executed in two or
                ------------
more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page to Escrow Agreement in the form annexed to this Escrow Agreement by any party hereto who shall have been furnished the final form of this Escrow Agreement shall constitute the execution and delivery of this Escrow Agreement by such party.

          12.8  Headings.  The headings of the various sections of this Escrow
                --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Escrow Agreement.

          12.9  Governing Law.  This Escrow Agreement shall be construed and
                -------------
controlled by the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of laws.

          12.10  Binding Effect.  This Escrow Agreement shall inure to the
                 --------------
benefit of and be binding upon the parties hereto and their respective heirs, affiliates, successors and assigns.

          12.11  Release of Escrow Shares.  Under no circumstances should the
                 ------------------------         --
terms of the escrow agreement require the Escrow Agent to release or distribute Escrow Shares or property (or take similar action, such as making a draw on an underlying letter of credit) sooner than two (2) business days after the Escrow Agent has received the requisite notices or paperwork in good form, or passage of the applicable claims period or release date, as the case may be.

          12.12  Tax Indemnification. Parent and Indemnification Representative
                 -------------------
agree, jointly and severally, (i) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (ii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Parent agrees to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of Escrow Shares on performance of other activities under this Agreement. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

          12.13  Dispute Resolution.  Except as provided in Section 2.3(c), it
                 ------------------
is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Shares, or should any claim be made upon the Escrow Agent or the Escrow Shares by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Shares until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Shares.

          12.14  Consent to Jurisdiction and Service.  Each of the interested
                 -----------------------------------
parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against any of the interested parties (or each of them) by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, each of the interested parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and
(iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 12.4 hereof.

          12.15  Force Majeure.  The Escrow Agent shall not be responsible for
                 -------------
delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          12.16  Reproduction of Documents.  This Agreement and all documents
                 -------------------------
relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          12.17  Delivery of Escrow Shares.  The Escrow Agent is not the
                 -------------------------
transfer agent of the Escrow Shares. When shares are required to be delivered by the Escrow Agent to Parent or the Indemnification Representative (with respect to deliveries to the Holders) pursuant to this Agreement, delivery shall be made by the Escrow Agent's instructing such stock transfer agent to deliver certificates to Parent or Indemnification Representative at their addresses set forth in 12.4. The transfer agent herein is as named in Section 12.4 and the Escrow Agent shall be entitled to deal with him as such until the Escrow Agent receives instructions otherwise from Parent.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      Signature Page to Escrow Agreement

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

TOPAZ CORPORATION


By:_________________________
   Title:
   Name:

INDEMNIFICATION REPRESENTATIVE:


VENROCK ASSOCIATES
By:

____________________________
Title:
Name:

ESCROW AGENT

STATE STREET BANK AND TRUST COMPANY,
SOLELY IN ITS CAPACITY AS ESCROW AGENT


By:_________________________
   Name:
   Title:

HOLDERS: